UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)   December 20, 2001
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                                                            (December 19, 2001)
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                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events

The following is a press release issued by the Company on December 19, 2001 and is being filed herein under Item 5. Other Events.

            PNM Resolves Remaining Issues Over Holding Company Rules

           Settlement Clears Way to Activate PNM Resources December 31

ALBUQUERQUE, N.M. December 19, 2001 - The New Mexico Public Regulation Commission has approved a settlement between Public Service Company of New Mexico (NYSE:PNM) and other parties that will allow PNM to activate a new holding company. The new holding company, PNM Resources, Inc., will trade on the New York Stock Exchange under the same PNM symbol beginning December 31, 2001.

"Activation of PNM Resources marks a significant step toward our goal of creating America's best merchant utility," said PNM Chairman, President and Chief Executive Officer Jeff Sterba. "This new corporate structure allows us the business flexibility to continue our traditional focus on excellent customer service and efficiency in our utility operations, even as we pursue new opportunities in our growing power production and marketing business."

With the change in corporate structure, Public Service Company of New Mexico will become a wholly-owned subsidiary of PNM Resources. Customers will notice no change, since the electric and gas utility will continue to operate under the familiar PNM name and logo.

Shareholders approved the holding company last year and the PRC authorized the new corporate structure in June 2001. The company objected to certain conditions imposed by the commission, however, and asked the state Supreme Court to review the holding company order. PNM dropped that appeal as part of the settlement approved by the commission yesterday.

The commission approved several changes to the language in the original holding company order that resolved many of the company's concerns, according to PNM Senior Vice President Patrick Ortiz, the company's chief legal counsel and corporate secretary.

The settlement permits PNM to capitalize PNM Resources through an initial dividend of $127 million to PNM Resources. It also permits the transfer of certain assets to PNM Resources that are not considered to be essential to the utility operations.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.

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


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and PNM assumes no obligation to update this information. Because actual results may differ materially from expectations, PNM cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in the local and national economy, changes in supply and demand in the market for electric power, the performance of generating units and transmission systems, uncertainties relating to PNM's transaction with Western Resources and related costs, and state and federal regulatory and legislative decisions and actions, including the wholesale electric power pricing mitigation plan ordered by the Federal Energy Regulatory Commission (FERC) on June 18, 2001, rulings issued by the New Mexico Public Regulation Commission (NMPRC) pursuant to the Electric Utility Industry Restructuring Act of 1999 (as amended), and in other cases now pending or which may be brought before the FERC or the NMPRC, or other actions relating to utility restructuring or stranded cost recovery, could cause PNM results to differ from results forecast in this filing. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations"' in the company's Form 10-K (as amended) for the year ended December 31, 2000, Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and Form 8-K filings with the Securities and Exchange Commission.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrant)


Date:  December 20, 2001                        /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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